Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350 I, Michael J. Peninger, Executive Vice President and Interim Chief Financial Officer of Assurant Inc. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2009

/s/ Michael J. Peninger
Michael J. Peninger Executive Vice President and Interim Chief Financial Officer